{ACCEL 00106459 v3 } Page 1 of 4 Commutation Agreement SageSure Anchor Re, Inc. Scottsdale, Arizona (hereinafter referred to as the "Subscribing Reinsurer" It Is Hereby Agreed that, in consideration of the mutual promises, covenants, payments and releases set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Subscribing Reinsurer's share in the liabilities of the "Reinsurer" under the Company's Non-Florida Property Quota Share Reinsurance Contract, effective July 1, 2020 and terminated January 31, 2021 (hereinafter referred to as the "Reinsurance Contract"), shall be commuted as of January 31, 2021 in accordance with the provisions set forth below. This Agreement shall serve to fully and finally determine, settle and extinguish all rights, liabilities, claims, disputes and obligations under the Reinsurance Contract, whether known or unknown, between the parties to this Agreement. It Is Further Agreed, in order to effect said commutation and release, the parties agree as follows: A. The Subscribing Reinsurer shall pay the Company a provisional payment of $7,202,604 (the “Provisional Payment”) immediately after the execution of this Agreement. The Provisional Payment is subject to a potential one-time adjustment, by mutual agreement, after receipt of the final reserve analysis performed by KPMG for the Company (the “Reserve Analysis”). If the Reserve Analysis (i) calls for an increase in the amount payable to the Company hereunder, the Subscribing Reinsurer shall remit such additional payment to the Company, or (ii) calls for a decrease in the amount payable to the Company hereunder, the Company shall remit such amount to the Subscribing Reinsurer, and in either case, payment shall be made within five (5) business days after the Company and Subscribing Reinsurer have mutually agreed on the adjustment resulting in an increase or decrease in the Reserve Analysis (the “Payment Adjustment”). The Subscribing Reinsurer’s remittance of the Provisional Payment, together with the Payment Adjustment, if applicable (the Provisional Payment and the Payment Adjustment, collectively, the “Final Payment”), to the Company will represent the full satisfaction of all liabilities and obligations of the Subscribing Reinsurer under the Reinsurance Contract, whether known or unknown. B. Upon The Company’s receipt of the Final Payment, each party, on behalf of its parents, subsidiaries, affiliates, predecessors, successors, assigns, and its past, present and future officers, directors, shareholders, employees, consultants, administrators, agents, receivers, trustees, attorneys and its legal representatives, unconditionally and completely releases and forever discharges the other party, its parents, subsidiaries, affiliates, predecessors, successors, assigns, and its past, present and future officers, directors, shareholders, employees, consultants, administrators, agents, receivers, trustees, attorneys and its legal representatives from any and all past, present and future rights, liabilities and obligations, including, but not limited to, payments, adjustments, executions, offsets, actions, causes of action, proofs of claim, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, duties, doings, omissions, costs, disbursements, fees, attorneys' fees, expenses, injuries and/or losses of every kind, whether known or unknown, reported or unreported, fixed or contingent, relating to or arising out of the Reinsurance Contract.

{ACCEL 00106459 v3 } Page 2 of 4 C. Each party acknowledges that it may hereafter discover facts, circumstances or legal decisions different from or in addition to those now known or believed to be true regarding the subject matter of this Agreement. It is understood that this Agreement shall remain in full force and effect, notwithstanding the existence of any such different or additional facts. In this connection the parties specifically waive the provisions of any civil code which provides in substance or effect as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him must have materially affected his settlement with the debtor." D. Each party is a corporation in good standing in its respective place of domicile. The representatives executing this Agreement on behalf of each party have the full and legal right, power and authority to execute and deliver this Agreement on behalf of each party, and there are no pending conditions, agreements, transactions or negotiations to which either is a party that would render this Agreement or any part hereof void, voidable or unenforceable. E. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, employees, shareholders and receivers. F. Each party is entering into this Agreement freely, without duress, in good faith, at arm's length and in the regular course of business and believes that it is a good, valid and enforceable agreement. Neither party is relying upon the other party, nor any person, third party or anything other than its own independent knowledge and judgment and the advice of its own counsel in entering into this Agreement. No representations, warranties or promises of any kind have been made directly or indirectly to induce them to execute this Agreement other than those which are expressly set forth herein. Neither party is aware of any third party who might assert some interest in any claims intended to be released hereunder. G. The parties agree that this Agreement reflects a business decision by the parties to settle, resolve and commute all liabilities and claims under the Reinsurance Contract. This Agreement does not constitute an admission of liability by either party with respect to any issues that have arisen under the Reinsurance Contract. H. The parties agree to execute promptly any and all supplemental agreements, releases, affidavits, waivers and other documents of any nature or kind which the other party may reasonably require in order to implement the provisions or objectives of this Agreement. I. The parties shall maintain in strict confidence the negotiations and proceedings leading up to this Agreement, including any related documents, and shall not make disclosure of the terms and conditions of this Agreement or the negotiations and proceedings leading up to this Agreement, including any related documents (hereinafter referred to as "confidential information"), to any third parties, including but not limited to other insurance companies and their subsidiaries and affiliates, underwriting agencies, research organizations, any unaffiliated entity engaged in modeling insurance or reinsurance data, and statistical rating organizations, without the prior written consent of the other party, except when required by (1) retrocessionaires subject to the business ceded to the Reinsurance Contract, (2) regulators performing an audit of records and/or financial condition, (3) external auditors

{ACCEL 00106459 v3 } Page 3 of 4 performing an audit of records in the normal course of business, (4) legal counsel, or (5) subsidiaries or affiliates that assist in underwriting or administrative obligations directly related to the Reinsurance Contract (however, this subparagraph 5 shall not include subsidiaries or affiliates in competition with the other party to this Agreement); provided such third parties are advised of the confidential nature of the confidential information and their obligation to maintain its confidentiality. Notwithstanding the above, in the event that either party is required by court order, other legal process or any regulatory authority to release or disclose any or all of the confidential information, such party agrees to provide the other party with written notice of same at least 10 days prior to such release or disclosure, to the extent legally permissible, and to use its best efforts to assist the other party in maintaining the confidentiality provided for in this paragraph I. J. The Company and the Subscribing Reinsurer absolutely and unconditionally covenant and agree with each other, and their respective successors and assigns, that after the effective date of this Agreement and upon full payment of the sum set forth in paragraph A above to the Company, neither party shall hereafter, for any reason whatsoever, demand, claim or file suit or initiate arbitration proceedings against the other in respect of any matters relating to the Reinsurance Contract, except for demands, suits or arbitrations with respect to rights, obligations and/or remedies provided for pursuant to this Agreement. If any dispute shall arise between the parties with respect to the interpretation or meaning of this Agreement or their rights hereunder, such dispute, upon the written request of either party, shall be resolved by arbitration in the manner set forth in the Reinsurance Contract. K. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. L. The failure of either party to insist on compliance with this Agreement or to exercise any right, remedy or option hereunder shall not: (1) constitute a waiver of any rights contained in this Agreement, (2) prevent either party from thereafter demanding full and complete compliance, (3) prevent either party from exercising such remedy in the future, nor (4) affect the validity of this Agreement or any part thereof. M. If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, regulatory body or court, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction. N. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument and agreement. A counterpart may be delivered via facsimile or electronic mail, and the facsimile or document attached to the electronic mail received shall be deemed to be an original. O. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, whether written or oral, between the parties. No supplement, amendment, modification, waiver or termination of this Agreement shall be effective unless in writing and signed by both parties.

{ACCEL 00106459 v3 } Page 4 of 4 In Witness Whereof, the parties hereto by their respective duly authorized representatives have executed this Agreement as of the dates specified below: This 22nd day of April in the year 2021 . FedNat Insurance Company /s/ Michael Braun This 22nd day of April in the year 2021 . SageSure Anchor Re, Inc. /s/ Terrence McLean